SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      -------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: July 21, 1998


                                  SYNETIC, INC.
             (Exact name of Registrant as specified in its charter)


   Delaware                          0-17822                     22-2975182
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


669 River Drive, River Drive Center II,
          Elmwood Park, NJ                                           07407
(Address of principal executive offices)                          (Zip Code)


Registrants telephone number, including area code:     (201) 703-3400

Item 2.  Acquisition or Disposition of Assets.

          On July 21, 1998, pursuant to an Agreement and Plan of Merger, dated as of March 6, 1998, as amended on May 22, 1998 (the "Merger Agreement"), among Synetic, Inc., a Delaware corporation (the "Registrant"), Point Plastics, Inc. ("Point Plastics"), a California Corporation, Plastics Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Registrant, the trustees of the Point Plastics, Inc. Employee Stock Ownership Plan and Trust (the "ESOP") and certain individual holders of capital stock of Point Plastics, Point Plastics was acquired by the Registrant by way of a merger with Plastics Acquisition Crop. (the "Merger"). In the Merger, each outstanding share of common stock of Point Plastics was converted into the right to receive $59.299 in cash; or 0.956 shares of common stock, par value $0.01 per share, of the Registrant (the "Registrant Common Stock"); or some combination of Registrant Common Stock and cash. The source of funds used in connection with the acquisition were from the cash reserves of the Registrant. The Registrant intends to operate Point Plastics as a wholly owned subsidiary. The Merger is expected to be accounted for as a purchase.

          A copy of the press release dated July 21, 1998 issued by the Registrant relating to the consummation of the Merger is attached as an exhibit hereto and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

  (a)     Financial statements of businesses acquired.

          The following historical financial statements and notes thereto are of Point Plastics prior to the consummation of the Merger and are attached hereto at pages F-1 to F-27.

     o    Independent Auditor's Report
     o Consolidated balance sheets as of December 31, 1996 and December 31, 1997.
     o Consolidated statements of income as of December 31, 1996 and December 31, 1997.
     o Consolidated statements of changes in stockholders' deficit as of December 31, 1995, December 31, 1996 and December 31, 1997.
     o Consolidated statements of cash flows as of December 31, 1995, December 31, 1996 and December 31, 1997.
     o    Notes to the consolidated financial statements.
     o    Consolidated balance sheets (unaudited) as of March 31, 1998.
     o Consolidated statements of income (unaudited) as of March 31, 1997 and March 31, 1998.
     o Consolidated statements of cash flows (unaudited) as of March 31, 1997 and March 31, 1998.
     o    Notes to the consolidated financial statements (unaudited).

 (b) Pro forma financial information.

     The following pro forma financial statements and notes thereto are attached hereto at pages PF-1 to PF-6:

     o Pro Forma Combined Condensed Consolidated Statement of Income (unaudited) for the year ended June 30, 1997.

     o Pro Forma Combined Condensed Consolidated Statement of Income (unaudited) for the nine months ended March 31, 1998.

     o Pro Forma Combined Condensed Balance Sheet (unaudited) as of March 31, 1998.

     o Notes to Pro Forma Combined Condensed Consolidated Financial Statements (unaudited).

(c) Exhibits.

Exhibit
  No.          Description
  ---          -----------

   2.1 Agreement and Plan of Merger, dated as of March 6, 1998 among Synetic, Inc., Point Plastics, Inc., Plastics Acquisition Corp., the trustees of the Point Plastics, Inc. Employee Stock Ownership Plan and Trust and certain individual holders of capital stock of Point Plastics (incorporated by reference to Annex IA to Amendment No. 3 to the Joint Proxy Statement/Prospectus included as part of the Registrant's Registration Statement on Form S-4 (File No. 333-50801) filed on July 8, 1998).

   2.2 Amendment No. 1 to Agreement and Plan of Merger, dated as of May 22, 1998 among Synetic, Inc., Point Plastics, Inc., Plastics Acquisition Corp., the trustees of the Point Plastics, Inc. Employee Stock Ownership Plan and Trust and certain individual holders of capital stock of Point Plastics (incorporated by reference to Annex IB to Amendment No. 3 to the Joint Proxy Statement/Prospectus included as part of the Registrant's Registration Statement on Form S-4 (File No. 333-50801) filed on July 8, 1998).

   23.1        Consent of Linkenheimer LLP.

   99.1        Press Release, dated July 21, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SYNETIC, INC.



Date:  July 29, 1998                         By:  /s/ Charles A. Mele
                                             -----------------------------------
                                             Name:  Charles A. Mele
                                             Title: Vice President and
                                                    General Counsel

                       POINT PLASTICS, INC. AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS


                            TABLE OF C O N T E N T S




CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED
 DECEMBER 31, 1995, 1996 AND 1997:
                                                                    Page
                                                                    ----

  Independent Auditor's Report                                    F-2
  Consolidated balance sheets                                     F-3 to F-4
  Consolidated statements of income                               F-5
  Consolidated statements of changes in stockholders' deficit     F-6
  Consolidated statements of cash flows                           F-7 to F-8
  Notes to the consolidated financial statements                  F-9 to F-20

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE
 MONTHS ENDED MARCH 31, 1997 AND 1998:

  Unaudited consolidated balance sheets                           F-22 to F-23
  Unaudited consolidated statements of income                     F-24
  Unaudited consolidated statements of cash flows                 F-25
  Notes to the consolidated financial statements                  F-26 to F-27

                          INDEPENDENT AUDITORS' REPORT


         To the Board of Directors
         Point Plastics, Inc.
         Petaluma, California


         We have audited the accompanying consolidated balance sheets of Point Plastics, Inc. and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 1997, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Point Plastics, Inc. and Subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the years ended December 31, 1997, 1996 and 1995 in conformity with generally accepted accounting principles.


         /s/ Linkinheimer LLP
         Santa Rosa, California
         April 2, 1998

                       POINT PLASTICS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1997 and 1996



                                     ASSETS

                                                                     1997                  1996
                                                                     ----                  ----
CURRENT ASSETS
  Cash and cash equivalents (Notes 15 and 18)                   $      2,987,664      $     3,231,202
  Accounts receivable, net of allowance
   for doubtful accounts of $40,000
   in each year (Notes 9 and 15)                                       3,078,567            2,988,231
  Other receivables                                                       99,964              194,119
  Inventories (Notes 2 and 9)                                          3,303,511            3,335,135
  Prepaid expenses and deposits                                           41,349               42,497
  Prepaid income taxes                                                   268,408              141,411
  Prepaid retirement plan expense                                          -                   11,997
  Short-term annuity investment (Notes 4 and 18)                           7,397                6,984
  Short-term investment in securities (Notes 3 and 18)                 4,982,938            2,975,488
  Deferred tax benefit (Note 14)                                         459,705              338,416
                                                                ----------------      ---------------

        Total current assets                                          15,229,503           13,265,480
                                                                ----------------      ---------------

LONG-TERM INVESTMENTS AND RECEIVABLES
  Investment in securities (Notes 3, 9 and 18)                         3,170,821            4,197,311
  Annuity investment (Notes 4 and 18)                                     44,092               51,489
  Investment in partnership (Notes 5 and 18)                             128,874              128,874
                                                                ----------------      ---------------
                                                                       3,343,787            4,377,674
                                                                ----------------      ---------------

LAND, BUILDINGS AND EQUIPMENT, net (Notes 6 and 9)                    10,915,968            9,663,740
                                                                ----------------      ---------------

INTANGIBLES, net (Note 7)                                                 53,354               95,802
                                                                ----------------      ---------------

OTHER ASSETS (Note 12)                                                    30,620               14,224
                                                                ----------------      ---------------

                                                                $     29,573,232      $    27,416,920
                                                                ================      ===============




See Notes to Consolidated Financial Statements.

                       POINT PLASTICS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                                   (Continued)
                           December 31, 1997 and 1996



                      LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                                     1997                  1996
                                                                     ----                  ----
CURRENT LIABILITIES
  Accounts payable                                                $      428,462       $      481,679
  Accrued salaries and vacation                                          651,952              465,051
  Other accrued expenses                                                  32,574               24,950
  Interest payable (Note 9)                                              104,056              104,202
  Short-term pension benefit obligation (Note 4)                           7,397                6,984
  Current portion of long-term debt (Notes 9 and 18)                     407,437               31,311
                                                                  --------------       --------------

        Total current liabilities                                      1,631,878            1,114,177
                                                                  --------------       --------------


LONG-TERM LIABILITIES
  Long-term debt, net of current portion (Notes 9 and 18)              6,704,114            7,111,550
  Long-term pension benefit obligation (Note 4)                           44,092               51,489
  Deferred taxes (Note 14)                                             1,115,552            1,050,745
                                                                  --------------       --------------
                                                                       7,863,758            8,213,784
                                                                  --------------       --------------

COMMITMENTS AND CONTINGENCIES (Notes 8, 10 and 11)

MINORITY INTEREST (Note 11)                                              132,324              129,479
                                                                  --------------       --------------

REDEEMABLE COMMON STOCK
  Redeemable common stock, no par value, 10,000,000
        shares authorized; 1,401,288 and 1,424,475
        shares issued and outstanding at December 31,
        1997 and 1996, respectively (Note 11)                         36,853,874           34,187,400

ESOP NOTE RECEIVABLE (Note 13)                                        (2,657,272)               -
                                                                  --------------       --------------

STOCKHOLDERS' DEFICIT
  Deferred compensation (Note 12)                                       (343,500)            (425,000)
  Retained deficit                                                   (13,907,830)         (15,802,920)
                                                                     (14,251,330)         (16,227,920)

                                                                  $   29,573,232       $   27,416,920
                                                                  ==============       ==============






See Notes to Consolidated Financial Statements.

                       POINT PLASTICS, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF INCOME
                  Years Ended December 31, 1997, 1996 and 1995




                                                     1997           1996             1995
                                                 ------------    ------------    ------------

NET SALES (Note 15)                              $ 24,828,484    $ 21,472,829    $ 20,013,624

  Cost of sales                                    12,948,179      11,446,396      10,887,707
                                                 ------------    ------------    ------------

GROSS PROFIT                                       11,880,305      10,026,433       9,125,917

  Selling, general and administrative expenses      3,161,856       2,691,388       2,343,430
  ESOP Contribution (Note 13)                         558,681         562,773         571,895
                                                 ------------    ------------    ------------

        Operating expenses                          3,720,537       3,254,161       2,915,325
                                                 ------------    ------------    ------------

OPERATING INCOME                                    8,159,768       6,772,272       6,210,592
                                                 ------------    ------------    ------------

  Other income (expense):
        Interest income                               678,338         491,617         429,375
        Interest expense                             (459,800)       (470,681)       (527,600)
        Write-down of investment and other               (555)        (40,395)        (20,868)
                                                 ------------    ------------    ------------

                                                      217,983         (19,459)       (119,093)
                                                 ------------    ------------    ------------

INCOME BEFORE MINORITY INTEREST
 AND INCOME TAXES                                   8,377,751       6,752,813       6,091,499

  Less minority interest                                2,845           2,476           3,382
                                                 ------------    ------------    ------------

INCOME BEFORE INCOME TAXES                          8,374,906       6,750,337       6,088,117

  Federal and state income taxes (Note 14)          3,203,521       2,661,228       2,280,130
                                                 ------------    ------------    ------------

NET INCOME                                       $  5,171,385    $  4,089,109    $  3,807,987
                                                 ============    ============    ============

EARNINGS PER SHARE
  Basic                                          $       3.67    $       2.86    $       2.66
                                                 ============    ============    ============
  Diluted                                        $       3.62    $       2.82    $       2.63
                                                 ============    ============    ============

WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic                                             1,408,672       1,428,811       1,430,472
                                                 ============    ============    ============
  Diluted                                           1,426,893       1,445,961       1,445,871
                                                 ============    ============    ============



See Notes to Consolidated Financial Statements.

                       POINT PLASTICS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CHANGES IN
                              STOCKHOLDERS' DEFICIT
                  Years Ended December 31, 1997, 1996 and 1995



                                                  Deferred           Retained
                                                Compensation          Deficit
                                                ------------       ------------

BALANCE, DECEMBER 31, 1994                      $       --         $(12,179,233)


      Stock options (Note 12)                       (495,000)              --

      Accretion due to
       redeemable common stock                          --           (7,221,336)

      Net income                                        --            3,807,987
                                                ------------       ------------

BALANCE, DECEMBER 31, 1995                          (495,000)       (15,592,582)

      Stock redemptions (Note 11)                       --                 --

      Stock options (Note 12)                         70,000               --

      Accretion due to
       redeemable common stock                          --           (4,299,447)

      Net income                                        --            4,089,109
                                                ------------       ------------

BALANCE, DECEMBER 31, 1996                          (425,000)       (15,802,920)

      Stock options (Note 12)                         81,500               --

      Accretion due to
       redeemable common stock                          --           (3,276,295)

      Net income                                        --            5,171,385
                                                ------------       ------------

BALANCE, DECEMBER 31, 1997                      $   (343,500)      $(13,907,830)
                                                ============       ============





See Notes to Consolidated Financial Statements.

                       POINT PLASTICS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years Ended December 31, 1997, 1996 and 1995

                                                                 1997           1996           1995
                                                              -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                    $ 5,171,385    $ 4,089,109    $ 3,807,987
Adjustments to reconcile net income
to net cash provided by operating activities:
   Depreciation                                                 1,164,110      1,086,120        969,525
   Amortization                                                    56,821         56,665         50,373
   Bond (premium) discount amortization                           (49,139)        15,030         23,435
   Compensation expense on stock options granted                   81,500         70,000         55,000
   Write off of intangible asset                                     --            9,395           --
   Minority interest in net income of
     consolidated subsidiary                                        2,845          2,476          3,382
   Increase (decrease) in deferred taxes                          (56,482)        79,927        167,627
   Loss on sale of assets                                             584          4,269         20,868
   Annuity interest income                                         (3,016)        (3,546)        (4,473)
   Unrealized loss on investment                                     --           36,216           --
   Principal payments on ESOP bank loan                              --             --           80,000
   Net change in operating assets and liabilities (Note 17)        49,373       (270,216)      (684,361)
                                                              -----------    -----------    -----------
   Net cash provided by operating activities                    6,417,981      5,175,445      4,489,363
                                                              -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of land, building and equipment                   (2,420,422)    (2,425,086)    (1,361,105)
   Purchase of intangible assets                                  (14,373)        (3,791)       (46,197)
   Purchase of marketable securities                           (3,931,821)    (2,957,704)    (3,176,250)
   Redemptions of marketable securities                         3,000,000      1,500,000           --
   Disbursements on notes receivable                           (2,657,272)          --          (12,000)
   Purchase of partnership interest                                  --           (9,000)       (20,000)
   Payments received on notes receivable                             --            7,995         26,288
   Proceeds from equipment sale                                     3,500          5,000           --
                                                              -----------    -----------    -----------

   Net cash used in investing activities                       (6,020,388)    (3,882,586)    (4,589,264)
                                                              -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments on long-term debt                           (31,310)      (657,500)       (26,618)
   Redemption of Company stock                                   (609,821)      (208,134)      (103,988)
   Principal payments on ESOP bank loans                             --             --          (80,000)
   Proceeds from issuance of common stock                            --             --           10,010
                                                              -----------    -----------    -----------

   Net cash used in financing activities                         (641,131)      (865,634)      (200,596)
                                                              -----------    -----------    -----------

Net increase (decrease) in cash and cash equivalents             (243,538)       427,225       (300,497)

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF YEAR                                              3,231,202      2,803,977      3,104,474
                                                              -----------    -----------    -----------

CASH AND CASH EQUIVALENTS AT
 END OF YEAR                                                  $ 2,987,664    $ 3,231,202    $ 2,803,977
                                                              ===========    ===========    ===========

See Notes to Consolidated Financial Statements.

                       POINT PLASTICS, INC. AND SUBSIDIARY

                  Years Ended December 31, 1997, 1996 and 1995

                                                       1997         1996         1995
                                                    ----------   ----------   ----------

SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION

Cash paid during the years for:

   Interest                                         $  459,946   $  473,421   $  529,336
                                                    ==========   ==========   ==========

   Income taxes                                     $3,387,000   $2,457,000   $2,234,300
                                                    ==========   ==========   ==========

SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES

   Distribution to former employee and current
    board member from annuity investment (Note 4)   $   10,000   $   20,000   $   20,000
                                                    ==========   ==========   ==========




























See Notes to Consolidated Financial Statements.

                       POINT PLASTICS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995


  NOTE 1.     DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

              Description of business:
              Point Plastics, Inc. (the "Company") manufactures high usage disposable plastic items used by testing laboratories, medical laboratories and hospitals. These items consist of pipette tips, tubes, vials, caps and associated items which are used in testing of fluids.

              The Company sells its product to direct users and to distributors throughout the U.S. and several foreign countries. Marketing is conducted through a division, Quality Scientific Plastics, and a subsidiary, Out Patient Services, Inc.

              A summary of the Company's significant accounting policies follows:

              Principles of consolidation:
              The consolidated financial statements include the accounts of the parent and 93.4% owned subsidiary, Out Patient Services, Inc. All significant inter-company transactions and accounts are eliminated in consolidation.

              Cash and cash equivalents:
              For purposes of reporting the statements of cash flow, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 1997, $1,747,177 of corporate debt securities are considered cash equivalents.

              Inventories:
              Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out basis. Cost includes raw materials, direct labor and manufacturing overhead.

              Investments:
              Investments consist of debt securities and an annuity contract which are reported at amortized cost and a 3.3% limited partnership interest which is stated at the lower of cost or market. Realized gains and losses on dispositions are based upon net proceeds and the adjusted book value of the securities sold using the specific identification method.

              Depreciation methods:
              Buildings and equipment are shown at cost and are depreciated using straight-line and declining balance methods over their estimated useful lives ranging from 8 to 10 years for equipment and 30 years for buildings. Leasehold improvements are depreciated over the life of the lease with renewal options.

              Revenue recognition:
              Revenue is recognized upon product shipment to direct users and distributors, net of sales returns and allowances. The terms of such sales generally provide for payment within 30 days.

              Income taxes:
              The Company accounts for income taxes pursuant to Statement of Financial Accounting Standard No. 109, " Accounting for Income Taxes" ("SFAS No. 109"), which uses the liability method to calculate deferred income taxes. The realization of deferred tax assets is based on historical tax positions and expectations about future taxable income.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





  NOTE 1.     DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
              (cont'd)

              Accounting for stock based compensation:
              Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). As permitted by the standard, the Company has elected to continue following the guidance of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), for measurement and recognition of stock-based transactions with employees. The Company discloses on a pro-forma basis both net income and earnings per share as if the fair value based accounting method were used and the difference between compensation cost recognized by APB No. 25 and the fair value method of SFAS No. 123. (See Note 12).

              Computation of net income per share:
              Net income per share has been determined using Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"). Under SFAS No. 128, basic net income per share is computed by dividing net income by the weighted average number of shares outstanding for the period. Diluted net income per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Dilutive securities consist of common stock which may be issuable upon exercise of outstanding stock options as calculated using the treasury stock method.

              Investments in debt and equity securities:
              Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). This Statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. At December 31, 1997, the Company's investments consisted principally of federal and California government obligations. Securities are reported at amortized cost based on the Company's positive intent and ability to hold such securities to maturity.

              Use of estimates:
              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NOTE 2.     INVENTORIES

              At December 31, 1997 and 1996, the following items made up the inventories on hand:

                                      1997                   1996
                               ----------------     ------------------
              Raw materials    $      643,752       $          695,831
              Finished goods          2,659,759              2,639,304
                               ----------------     ------------------
                               $      3,303,511     $        3,335,135
                               ================     ==================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  NOTE 3.     INVESTMENTS IN SECURITIES

              Investments consist of federal and California government obligations adjusted for amortization of premiums and accretions of discounts. The Company plans to hold these investments to maturity. The estimated fair value amounts have been determined by the Company using available market prices or dealer quotes. The amortized cost, unrealized gains and losses, and fair values of investment securities held to maturity at December 31, 1997 were:

                                                         Gross        Gross
                                          Amortized    Unrealized   Unrealized      Fair
                                            Cost         Gains        Losses        Value
                                          ----------   ----------   ----------   ----------
               Due in one year or less    $4,982,938   $    3,092   $     --     $4,986,030
               Due after one year but
                less than five years       2,164,408       97,172         --      2,261,580
               Due after five years but
                less than ten years        1,006,413       41,447         --      1,047,860
                                          ----------   ----------   ----------   ----------
                                          $8,153,759   $  141,711   $     --     $8,295,470
                                          ==========   ==========   ==========   ==========

               The amortized cost, unrealized gains and losses, and fair values of investment securities held to maturity at December 31, 1996 were:

                                                         Gross        Gross
                                          Amortized    Unrealized   Unrealized      Fair
                                            Cost         Gains        Losses        Value
                                          ----------   ----------   ----------   ----------
               Due in one year or less    $2,975,488   $    5,397   $     --     $2,980,885
               Due after one year but
                less than five years         998,630         --          9,570      989,060
               Due after five years but
                less than ten years        3,198,681       99,379         --      3,298,060
                                          ----------   ----------   ----------   ----------
                                          $7,172,799   $  104,776   $    9,570   $7,268,005
                                          ==========   ==========   ==========   ==========

  NOTE 4.     ANNUITY INVESTMENT

              In 1994, the Company purchased two annuities with an insurance company to provide a retired company officer who is also a current member of the Board of Directors with a supplemental pension. The annuities will distribute directly to the former officer $20,000 per year for two years beginning April 1995 and then $10,000 per year for 7 years. A summary of the activity is as follows:


                                                       1997          1996
                                                     --------    --------
              Annuity balance at beginning of year   $ 58,473    $ 74,927
              Annuity interest                          3,016       3,546
              Distribution                            (10,000)    (20,000)
                                                     --------    --------
              Annuity balance at end of year           51,489      58,473
              Current portion                           7,397       6,984
                                                     --------    --------
              Long-term portion                      $ 44,092    $ 51,489
                                                     ========    ========

              A corresponding liability has been set up to reflect the Company's obligation.

  NOTE 5.     INVESTMENT IN PARTNERSHIP

              The Company is a limited partner in a partnership. The investment is stated at lower of cost or market. The cost of the partnership investment is $165,000. A summary of the investment activity is as follows:


                                                           1997           1996
                                                         ---------   ---------
              Partnership balance at beginning of year   $ 128,874   $ 165,000
              Unrealized loss                                 --       (36,126)
                                                         ---------   ---------
              Partnership balance at end of year         $ 128,874   $ 128,874
                                                         =========   =========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  NOTE 6.     LAND, BUILDINGS AND EQUIPMENT

              A summary of the Company's land, buildings and equipment at December 31, 1997 and 1996 is as follows:

                                                           1997            1996
                                                       ------------    ------------
              Land                                     $  1,264,705    $  1,264,705
              Buildings                                   5,113,218       4,516,942
              Machinery and equipment                     6,817,995       5,882,479
              Tooling-molds                               4,459,484       3,889,933
              Furniture and fixtures                        204,169         182,693
              Leasehold improvements                        336,971         277,526
              Vehicles                                       39,977          30,212
              Equipment and construction in progress        554,602         353,720
                                                       ------------    ------------
                                                         18,791,121      16,398,210
                 Accumulated depreciation                (7,875,153)     (6,734,470)
                                                       ------------    ------------
                                                       $ 10,915,968    $  9,663,740
                                                       ============    ============

              Depreciation expense for the years ended December 31, 1997, 1996 and 1995 was $1,164,110, $1,086,120 and $969,525, respectively.

  NOTE 7.     INTANGIBLES

              Intangibles are stated at cost. In 1997 and 1996, intangibles consist of a patent, two licensing agreements to manufacture a plastic tip and a tube pack, and patent pending costs. The perfected intangibles are being amortized on a straight-line basis over their estimated useful lives of 5 years.

  NOTE 8.     LEASES

              The Company is leasing two buildings at its current location under a 10 year operating lease. The lease expires June 1999 and has a five year renewal option. The lease agreement requires the Company to pay the property taxes and insurance on the building.

              The Company leased another building during 1993 under a six year operating lease. The lease expires March 1999 and has a five year renewal option. The lease agreement requires the Company to pay the property taxes and insurance on the building in excess of the base year rates.

              In 1994, the Company began leasing an access way under a five-year lease. The access way lease expires May 1999 and has a five year renewal option.

              Rent expense, including taxes and insurance, for the years ended December 31, 1997, 1996 and 1995 was $286,824, $293,620 and
              $355,968, respectively. Future minimum rental payments are as follows:

                  1998                    $  281,760
                  1999                       104,920
                                          ----------
                                          $  386,680
                                          ==========


              The Company also leases certain equipment under two and three year operating leases. The rental expense for the years ended December 31, 1997, 1996 and 1995 was $21,750, $20,971 and $21,561,
              respectively. Following are the future minimum rental payments for these equipment leases:

                   1998                   $   23,724
                   1999                       14,194
                                          ----------
                                          $   37,918
                                          ==========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  NOTE 9.     NOTES PAYABLE AND LONG-TERM DEBT

              Balances included in long-term debt at December 31, 1997 and 1996 are as follows:

                                                                             1997         1996
                                                                          ----------   ----------
              Note payable to the U.S. Small Business Administration at
              12.94%, secured by a deed of trust on land and building.
              Principal, interest and fee payable at $2,628 per month
              Matures July 2009.                                          $  180,282   $  186,634

              Note payable to individuals, secured by deed
              of trust on land and building. Principal and
              interest payments of $4,494 per month, with
              interest at 7%.  Matures July 1998.                            400,212      425,170

              Note payable to former stockholder for redemption
              of Company stock. Secured by inventory, accounts
              receivable, and U.S. treasury note.  Quarterly interest
              only payments bear interest at 6.23% per annum
              Matures March 2003 or is callable by the seller upon
              the sale of substantially all of the stock or assets
              of the Company.                                              6,531,057    6,531,057
                                                                          ----------   ----------
                                                                           7,111,551    7,142,861
              Less:  Current portion                                         407,437       31,311
                                                                          ----------   ----------
                                                                          $6,704,114   $7,111,550
                                                                          ==========   ==========

              Aggregate maturities required on long-term debt at December 31, 1997 are as follows:

                    1998                                      $  407,437
                    1999                                           8,218
                    2000                                           9,347
                    2001                                          10,631
                    2002                                          12,092
                    Subsequent                                 6,663,826
                                                              ----------
                                                              $7,111,551
                                                              ==========

              In 1993, the Company repurchased shares of common stock from a major stockholder. Interest in the amount of $406,885 was paid to this former stockholder in 1997, 1996 and 1995, respectively. In addition, $101,721 in interest is due to the former stockholder and is included in interest payable at December 31, 1997 and December 31, 1996, respectively.

  NOTE 10.    CONTINGENCIES

              In 1997, the Internal Revenue Service issued a notice of tax deficiency against the Company for income taxes totaling $4,791,422 for the tax years 1993, 1994 and 1995. The Company has filed a petition to the U.S. Tax Court challenging the basis of any deficiency claimed. The Company and outside counsel believes its position on this tax matter is strong and that any likely settlement on the entire case will be less than $100,000. No provision has been made in the accompanying financial statement for the proposed tax deficiencies.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  NOTE 11.    REDEEMABLE COMMON STOCK

              Common stock which is mandatorily redeemable or is subject to redemption outside of the Company's control is reported at its fair value at the date of issuance. Increases in the carrying amount are charged to retained earnings so that the carrying amount of the redeemable common stock will equal the redemption amount.

              During 1995, the Company redeemed 4,952 shares at $21 per share for an amount totaling $103,988. The shares redeemed were ESOP shares that had been distributed to a member of the Board of Directors. Also in 1995, a credit of $560,010 was made to redeemable common stock to reflect the stock option grant of 50,000 shares to a member of the Board of Directors. This individual exercised a portion of the stock options in 1995 and purchased 1,001 shares of common stock from the Company. (See Note
              12). At December 31, 1995, the parent company had 10,000,000 shares of authorized, no par common stock, with 1,433,147 issued and outstanding.

              During 1996, the Company redeemed 8,672 shares at $24 per share for an amount totaling $208,134. The shares redeemed were ESOP shares that had been distributed to two current members of the Board of Directors.

              During 1997, the Company redeemed 23,187 shares at $26.30 per share for an amount totaling $609,820. The shares redeemed were ESOP shares of which 4,431 were redeemed from a former stockholder and 3,873 were redeemed from a current member of the Board of Directors.

              In the event of death or disability of the individual stockholders, the Company agrees to purchase their Company common stock at the appraised price per share as of the last corporate year end prior to the event. At December 31, 1997, 1996 and 1995, these stockholders hold 675,034 shares of common stock. The appraised market value of the Company stock at January 1, 1997, 1996 and 1995 was $26.30, $24 and $21 per share, respectively.

              Under the terms of the Company's Employee Stock Ownership Plan (Note 13), a participant shall have the right to "put" his or her shares of common stock to the Company. The Company must then purchase such shares at their fair market value as defined in the ESOP. The fair market value during 1997, 1996 and 1995 was $26.30, $24 and $21, respectively, as determined by an independent appraisal. The ESOP held 726,254, 749,441 and 758,113 shares of Company common stock at December 31, 1997, 1996 and 1995, respectively.

              Redemptions of common stock are paid out of current assets. There are no projected redemptions over the next five years.

  NOTE 12.    STOCK OPTION PLAN

              The Company approved a stock option plan effective January 1, 1995. The plan was put into place to enable selected officers and key employees to acquire Company stock. On January 1, 1995, the Company granted, to an employee who is also a Board member, options to purchase 50,000 shares of Company stock at $10 per share. The options vest 10% per year for ten years and expire December 31, 2004.

              The company applies APB Opinion 25, Accounting for Stock Issues to Employees, in accounting for its stock option plan which records compensation expense for the difference between the exercise price and the estimated fair value of its stock. Compensation cost charged to operations was $81,500, $70,000 and $55,000 in 1997, 1996 and 1995, respectively (See Note 16).

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              Had compensation cost been determined on the basis of fair value pursuant to FASB Statement No. 123, Accounting for Stock Based Compensation, net income would have been as follows:

              Net Income:                    1997         1996         1995
                                          ----------   ----------   ----------
               As reported under APB 25   $5,171,385   $4,089,109   $3,807,987
                                          ==========   ==========   ==========
               Under FASB 123             $5,177,485   $4,083,709   $3,787,587
                                          ==========   ==========   ==========

              FASB 123 computations are based upon the current value of the stock at the grant date reduced by expected dividends and the present value of the exercise price over the life of the option. A risk free interest rate of 5.25% was assumed.

              The following is a summary of the stock option plan:

                                                                               Number of Shares
                                                                          1997     1996      1995
                                                                         ------   ------   --------
              Options outstanding and unexercised at beginning of year   48,999   48,999       --
                 Options granted                                           --       --       50,000
                 Options vested and exercised                              --       --       (1,001)
                                                                         ------   ------   --------


              Options outstanding and unexercised at end of year         48,999   48,999     48,999
                                                                         ======   ======   ========

              Options exercisable at the end of the year                 13,999    8,999      3,999
                                                                         ======   ======   ========

              Fair value of options granted, per share:                    1997     1996       1995
                                                                         ------   ------   --------
                Under APB 25                                             $ --     $ --     $     11
                                                                         ======   ======   ========
                Under FASB 123                                           $ --     $ --     $     15
                                                                         ======   ======   ========

  NOTE 13.    EMPLOYEE STOCK OWNERSHIP PLAN

              On January 1, 1986, the Company established an Employee Stock Ownership Plan (Plan) to provide additional retirement benefits for all full-time employees with one or more years of service who have attained the age of 21 and who are not part of a retirement program covered by a collective bargaining agreement. The Company's contributions to the Plan are determined by its Board of Directors. However, the Company is obligated to make a contribution to the Plan which equals the ESOP's debt service less dividends received by the ESOP. All dividends received by the ESOP are used to pay debt service. Contributions under the Plan amounted to $558,681, $562,773 and $571,895 in 1997, 1996 and
              1995, respectively.

              The Company accounts for its ESOP in accordance with Statement of Position 93-6. Accordingly, the shares pledged as collateral are considered unearned ESOP shares and are reduced from stockholders' equity. As shares are released from collateral, the Company reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings per share calculations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated shares are recorded as a reduction of debt and accrued interest.

              During December 1997, the Trust purchased 101,037 shares from separated participants of the Plan. The purchase was made with the proceeds of a $2,657,272 loan from the Company, which is payable in annual installments over a ten year period. The balance on the note at December 31, 1997 was $2,657,272. For financial statement purposes, the note receivable at December 31, 1997 related to these unearned ESOP shares reduces stockholders' equity.

              As the Plan makes each payment of principal, an appropriate percentage of stock will be allocated to eligible employees' accounts in the proportion that each such participant's covered compensation bears to the total covered compensation of all such participants for that year in accordance with applicable regulations under the Internal Revenue Code. Forfeitures and stock re-purchases from separated participants are allocated in the same manner as employer contributions. All the purchased stock is held in the Trust established under the Plan.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              Shares vest according to the following vesting schedule upon allocation:

                     Years of Service                 Percentage vested
                     ----------------                 -----------------
                        Less than 2                            0%
                        2 years                               20%
                        3 years                               30%
                        4 years                               40%
                        5 years                               60%
                        6 years                               80%
                        7 years                              100%

              At December 31, 1997, 726,254 of the Company's common shares are held by the Employee Stock Ownership Trust (Trust), which was established to fund the Plan. At December 31, 1997, the Trust's common shares consist of 101,067 of unallocated shares and 625,187 allocated shares. There were no unallocated shares committed to be released during 1997. The fair value of the unallocated shares at December 31, 1997 was $2,657,272. All shares of the Trust were fully allocated at December 31, 1996 and 1995.

              Any participant's Plan benefit which is retained in the Trust after the anniversary date coinciding with or immediately following the date on which he terminates employment will be credited to a separate account in the name of the participant, and such account shall be credited with interest on the unpaid principal balance at the rate paid on one-year certificates of deposit (as of the beginning of each Plan year) as quoted in the Wall Street Journal. Such separate account shall not require segregation of the Trust assets.

              Participants that terminate due to retirement, death or disability will begin receiving their distributions in the year following the Plan year in which the termination occurred. Distributions are generally made in equal installments over a period of five years. Distributions may be made in cash or, if a participant elects, in the form of Company common shares.

              Each participant is entitled to exercise voting rights attributable to the shares allocated to his or her account that were acquired with a Securities Acquisition Loan completed after June 6, 1989 to which Section 133 of the Internal Revenue Code applied. Each participant is to be notified by the Plan Trustees prior to the time that such rights are to be exercised. The Trustees are not permitted to vote any of these shares for which instructions have not been given by a participant. Allocated shares acquired prior to June 6, 1989 and shares acquired through a loan where Section 133 did not apply, shall be voted by the Trustees in accordance with instructions from the Plan's Committee, except with respect to any vote required for the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or other similar transaction prescribed by regulations, in which case the participant will vote the shares (See Note 17). Any unallocated shares held by the Trust shall be voted by the Trustees in accordance with instructions from the Committee.

              Subsequent to December 31, 1997, the Company signed a merger agreement with Synetic, Inc. The merger agreement stipulates that prior to the merger's effective date, the ESOP shall be amended to provide that: (I) the Trustees shall vote allocated and unallocated shares of the Company common stock for which no voting instructions are received, in proportion to the voting instructions received on allocated shares; (ii) ESOP participants may make the elections described in Section 1.09 and 1.11 of the Plan by instructing the Trustees with respect to their allocated shares; (iii) all ESOP Participants shall become 100% vested in their ESOP accounts at the effective date of the merger; and (iv) the ESOP will be terminated (no earlier than December 31, 1998).

              Vested participants in the Plan hold shares with an approximate total market value of $17,857,319 at December 31, 1996, using the latest appraised market value of $26.30 per share.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  NOTE 14.    INCOME TAXES

              Deferred tax assets as of December 31 consisted of the following:

                                          1997           1996
                                         --------      --------
              Current:
                Federal                  $413,930      $307,598
                State                      45,775        30,818
                                         --------      --------
                Total                    $459,705      $338,416
                                         ========      ========

              Deferred tax liabilities as of December 31 consisted of the following:

                                          1997           1996
                                         --------      --------
              Noncurrent:
                Federal                $  977,905     $  919,596
                State                     137,647        131,149
                                       ----------     ----------
                Total                  $1,115,552      1,050,745
                                       ==========     ==========

              Deferred tax liabilities (assets) at December 31, are comprised of the following:

                                                                1997           1996
                                                            -----------    -----------
              Tax over book depreciation and amortization   $ 1,193,826    $ 1,094,371
              Intangible assets amortization                    (21,631)       (10,815)
              Accrued expenses                                 (209,204)      (119,085)
              Inventory                                         (76,944)       (58,833)
              State taxes                                      (239,157)      (190,809)
              Other, net                                          8,957         (2,500)
                                                            -----------    -----------
                                                            $   655,847    $   712,329
                                                            ===========    ===========


              Income tax expense for the years ended December 31 consisted of the following:


                                        1997           1996          1995
                                     -----------    -----------   -----------
              Current:
                  Federal            $ 2,595,687    $ 2,020,804   $ 1,727,307
                  State                  664,316        561,202       385,196
                                     -----------    -----------   -----------
                  Total Current        3,260,003      2,582,006     2,112,503
                                     -----------    -----------   -----------

              Deferred:
                  Federal                (48,023)        65,277       146,473
                  State                   (8,459)        13,945        21,154
                                     -----------    -----------   -----------
                  Total Noncurrent       (56,482)        79,222       167,627
                                     -----------    -----------   -----------

                  Total              $ 3,203,521    $ 2,661,228   $ 2,280,130
                                     ===========    ===========   ===========

              Temporary differences resulted in the following deferred tax expense (benefit):


                                                  1997         1996        1995
                                                ---------    ---------    ---------
              Difference between tax and book
                depreciation and amortization   $  88,064    $  90,035    $ 139,598
              Accrued expenses                    (89,162)     (18,665)     (12,447)
              Franchise tax                       (48,348)     (11,868)       6,594
              Other, net                           (7,036)      19,720       33,882
                                                ---------    ---------    ---------

                                                $ (56,482)   $  79,222    $ 167,627
                                                =========    =========    =========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              A reconciliation of the income tax provision, computed by applying the federal statutory rate to income before taxes, and the actual provision for income taxes is as follows:

                                                    1997     1996     1995
                                                    ----     ----     ----
              Federal statutory rate                34.0%    34.0%    34.0%
              State tax, net of federal benefit      6.0      6.5      6.5
              Other, net                            (1.7)    (1.1)    (3.0)
                                                    ----     ----     ----
                                                    38.3%    39.4%    37.5%
                                                    ====     ====     ====

  NOTE 15.    CONCENTRATION OF CREDIT RISK/MAJOR CUSTOMER/EXPORT SALES

              For the year ended December 31, 1997, one customer, who is a distributor, comprised 28% of total sales and 30% of accounts receivable. For the year ended December 31, 1996, one customer, who is a distributor, comprised 22% of total sales and 23% of accounts receivable. For the year ended December 31, 1995, one customer, who is a distributor, comprised 20% of total sales.

              The Company grants credit generally on an unsecured basis. The risk of loss on any accounts receivable is the balance due at the time of default. Their customers are located in various geographical areas of the U.S. and overseas.

              The Company has $1,329,043 of cash on deposit with a single financial institution, excluding outstanding checks at December 31, 1997. One of the cash accounts is a sweep account which is not federally insured. This account routinely sweeps the cash from all the other accounts except for $50,000. Therefore, only $50,000 is insured at any given time.

              Export product sales, which are made principally to Europe and Asia, were $8,786,112, $7,669,794 and $6,792,515 for the years ended December 31, 1997, 1996 and 1995, respectively.

  NOTE 16.    SUBSEQUENT EVENTS

              Sale of Company On March 6, 1998, the Company agreed to be acquired by Synetic, Inc. in a merger for $86,000,000. In order to ensure that the merger qualifies as a tax-free reorganization for federal income taxes, the aggregate purchase price shall be payable 40% in cash and 60% in shares of Synetic common stock. The merger agreement stipulates that one year following the merger's effective date, the ESOP will be terminated.

              In the event the merger transaction is consummated, acceleration of the options granted under the Company's Stock Option Plan to a current member of the Board of Directors shall occur. The Company will grant the Board member a bonus for the exercise price of $10 per share for the 48,999 shares that remain unexercised at December 31, 1997. (See Note 12).

              As a result of the merger, the note payable to a former stockholder becomes callable (See Note 9).

              Building Construction
              The Company is planning on constructing a building on land already owned. A cost estimate of construction was prepared by architects and is expected to exceed $2,000,000. Completion of the building is anticipated in late 1998.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  NOTE 17.    NET CHANGE IN OPERATING ASSETS AND LIABILITIES

                                                                1997         1996         1995
                                                              ---------    ---------    ---------
              (Increase) decrease in operating assets:
                Accounts receivable                           $ (90,336)   $ 104,272    $(392,029)
                Other receivables - current                      94,155      (41,991)      91,856
                Inventory                                        31,624     (248,610)    (120,985)
                Prepaid expenses                                  1,148           89       18,818
                Prepaid ESOP                                     11,997      (11,997)        --
                Prepaid income taxes                           (126,997)     124,211     (121,797)
                Other receivables                                  --           --         50,000
                Deposits                                        (16,396)      12,411        1,112
              Increase (decrease) in operating liabilities:
                Accounts payable                                (53,217)     157,415     (217,645)
                Accrued salaries and vacation                   186,901     (343,335)      10,469
                Accrued expenses                                  7,624      (23,487)      (8,445)
                Interest payable                                   (146)      (2,740)        (188)
                Pension obligation                                3,016        3,546        4,473
                                                              ---------    ---------    ---------
                                                              $  49,373    $(270,216)   $(684,361)
                                                              =========    =========    =========

  NOTE 18.    FAIR VALUE OF FINANCIAL INSTRUMENTS

              The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate fair value;

              Cash and cash equivalents
              The carrying amount approximates fair value due to the short maturity of these instruments.
              Annuity investment
              The carrying amount of the annuity investment, based upon rates currently available, approximates fair value.
              Investment in securities
              The fair value of investment in securities is based upon current market rates. These quotes are obtained from an independent source and are approximations.
              Investment in partnership
              The investment in the partnership is carried at lower of cost or fair market value. The partnership's fair market value has been determined using current negotiated sales prices of properties held by the partnership, less liabilities and selling costs.
              (See Note 5)
              Long-term debt The fair value of some of the Company's long-term debt is based upon estimated borrowing rates currently available to the Company.

              The estimated fair values of the Company's financial instruments are as follows:


                                                    1997                          1996
                                          --------------------------    -------------------------
                                           Carrying          Fair         Carrying        Fair
                                            Amount           Value         Amount         Value
                                          -----------    -----------    -----------    -----------

              Cash and cash equivalents   $ 2,987,664    $ 2,987,664    $ 3,231,202    $ 3,231,202
              Annuity investment          $    51,489    $    51,489    $    58,473    $    58,473
              Investment in securities    $ 8,153,759    $ 8,295,470    $ 7,172,799    $ 7,268,005
              Investment in partnership   $   128,874    $   128,874    $   128,874    $   128,874
              Long-term debt              $(7,111,551)   $(6,351,500)   $(7,142,861)   $(6,361,715)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  NOTE 19.    EARNINGS PER SHARE

              Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if dilutive potential common stock had been converted to common stock. The following reconciles amounts reported in the financial statements:

                                                             For the year ended December 31, 1997
                                                             ------------------------------------
                                                                           Weighted
                                                                 Net        Average
                                                               Income        shares  Per-share Amount
                                                               ------      --------  ----------------
              Income available  to common
               stockholders -basic earnings per share         $5,171,385    1,408,672   $3.671
                                                                                        ======

              Effect of dilutive securities - stock options         --         18,221
                                                              ----------    ---------

              Income available to common
               stockholders - diluted earnings per share      $5,171,385    1,426,893   $3.624
                                                              ==========    =========   ======

                                                             For the year ended December 31, 1997
                                                             ------------------------------------
                                                                           Weighted
                                                                 Net        Average
                                                               Income        shares  Per-share Amount
                                                               ------      --------  ----------------
                 Income available  to common
                  stockholders -basic earnings per share         $4,089,109    1,428,811   $2.862
                                                                                           ======

                 Effect of dilutive securities - stock options         --         17,150
                                                                 ----------    ---------

                 Income available to common
              stockholders - diluted earnings per share          $4,089,109    1,445,961   $2.828
                                                                 ==========    =========   ======

                                                             For the year ended December 31, 1997
                                                             ------------------------------------
                                                                           Weighted
                                                                 Net        Average
                                                               Income        shares  Per-share Amount
                                                               ------      --------  ----------------
                 Income available  to common
                  stockholders -basic earnings per share         $3,807,987    1,430,472   $2.662
                                                                                           ======

                 Effect of dilutive securities - stock options         --         15,400
                                                                 ----------    ---------

                 Income available to common
                   stockholders - diluted earnings
                   per share                                     $3,807,987    1,445,872   $2.634
                                                                 ==========    =========   ======

                       POINT PLASTICS, INC. AND SUBSIDIARY

                      INTERIM CONSOLIDATED FINANCIAL REPORT
                                   (Unaudited)

                                 MARCH 31, 1998

                       POINT PLASTICS, INC. AND SUBSIDIARY

                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                                 March 31, 1998



                                     ASSETS

                                                                         1998
                                                                     -----------
CURRENT ASSETS
      Cash and cash equivalents (Note 2)                             $ 5,911,624
      Accounts receivable, net                                         3,341,215
      Inventories (Note 3)                                             3,679,757
      Short-term investment in securities (Note 4)                     3,003,893
       Prepaid retirement plan expense                                   340,269
      Prepaid expense and other current assets                           585,805
                                                                     -----------

                     Total current assets                             16,862,563
                                                                     -----------

LONG-TERM INVESTMENTS AND RECEIVABLES
      Investment in securities (Note 4)                                3,163,855
                                                                     -----------
      Other investments                                                  173,590
                                                                       3,337,445
                                                                     -----------

LAND, BUILDINGS AND EQUIPMENT, net (Note 5)                           11,213,819
                                                                     -----------

INTANGIBLES, net                                                         198,886
                                                                     -----------

OTHER ASSETS                                                              19,211
                                                                     -----------

                                                                     $31,631,924
                                                                     ===========







  See Notes to Consolidated Financial Statements.

                       POINT PLASTICS, INC. AND SUBSIDIARY

                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                                   (Continued)
                                 March 31, 1998



                      LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                                       1998
                                                                   ------------
CURRENT LIABILITIES
      Accounts payable and accrued liabilities                     $  2,033,337
      Current portion of long-term debt                                 401,737
                                                                   ------------

                     Total current liabilities                        2,435,074
                                                                   ------------


LONG-TERM LIABILITIES
      Long-term debt, net of current portion (Note 6)                 6,702,157
      Deferred taxes and other non-current liabilities                1,124,639
                                                                   ------------
                                                                      7,826,796
                                                                   ------------

MINORITY INTEREST                                                       132,324
                                                                   ------------

REDEEMABLE COMMON STOCK                                              39,656,450
                                                                   ------------

ESOP NOTE RECEIVABLE (Note 7)                                        (2,590,840)
                                                                   ------------
STOCKHOLDERS' DEFICIT
      Deferred compensation                                            (329,750)
      Retained deficit                                              (15,498,130)
                                                                   ------------
                                                                    (15,827,880)
                                                                   ------------

                                                                   $ 31,631,924
                                                                   ============








  See Notes to Consolidated Financial Statements.

                       POINT PLASTICS, INC. AND SUBSIDIARY

                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME


                                                      For the three months ended
                                                               March 31,
                                                      --------------------------
                                                          1998           1997
                                                       ----------     ----------

NET SALES (Note 8)                                     $5,866,710     $5,815,356

      Cost of sales                                     2,988,381      2,973,703
                                                       ----------     ----------

GROSS PROFIT                                            2,878,329      2,841,653

      Selling, general and administrative                 782,560        759,479
      ESOP contribution (Note 7)                          252,336        147,000
                                                       ----------     ----------
       Operating expenses                               1,034,896        906,479
                                                       ----------     ----------

OPERATING INCOME                                        1,843,433      1,935,174
                                                       ----------     ----------

      Other income:
       Interest income, net                                41,074         29,051
                                                       ----------     ----------

INCOME BEFORE MINORITY INTEREST
 AND INCOME TAXES                                       1,884,507      1,964,225

      Less minority interest                                 --             --
                                                       ----------     ----------

INCOME BEFORE INCOME TAXES                              1,884,507      1,964,225

      Federal and state income taxes                      733,635        763,254
                                                       ----------     ----------

NET INCOME                                             $1,150,872     $1,200,971
                                                       ==========     ==========

EARNINGS PER SHARE
      Basic                                            $     .884     $     .843
                                                       ==========     ==========
      Diluted                                          $     .872     $     .832
                                                       ==========     ==========

WEIGHTED AVERAGE SHARES OUTSTANDING
      Basic                                             1,301,514      1,424,475
                                                       ==========     ==========
      Diluted                                           1,320,525      1,442,696
                                                       ==========     ==========











  See Notes to Consolidated Financial Statements.

                       POINT PLASTICS, INC. AND SUBSIDIARY

                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 For the three months ended
                                                                          March 31,
                                                                 --------------------------
                                                                     1998           1997
                                                                 -----------    -----------

NET CASH PROVIDED FROM OPERATING ACTIVITIES                        1,702,663      1,912,364
                                                                 -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of land, building and equipment                        (623,798)      (335,384)
   Purchase of intangible assets                                    (147,248)        (3,245)
   Redemptions of marketable securities                            2,000,000           --
                                                                 -----------    -----------

     Net cash provided by (used in) investing activities           1,228,954       (338,629)
                                                                 -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments on long-term debt                               (7,657)        (3,951)
                                                                 -----------    -----------

     Net cash used in financing activities                            (7,657)        (3,951)
                                                                 -----------    -----------

Net increase in cash and cash equivalents                          2,923,960      1,569,784

CASH AND CASH EQUIVALENTS AT
 BEGINNING OF YEAR                                                 2,987,664      3,231,202
                                                                 -----------    -----------

CASH AND CASH EQUIVALENTS AT
 END OF YEAR                                                     $ 5,911,624    $ 4,800,986
                                                                 ===========    ===========


SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION

   Cash paid during the quarters for:

     Interest                                                    $   112,570    $   115,149
                                                                 ===========    ===========

     Income taxes                                                $      --      $      --
                                                                 ===========    ===========









  See Notes to Consolidated Financial Statements.

                       POINT PLASTICS, INC. AND SUBSIDIARY

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


 NOTE 1.      BASIS OF PRESENTATION

              The unaudited consolidated financial statements for the three month period ended March 31, 1998 and 1997 have been prepared in conformity with generally accepted accounting principles for interim financial statements. For further information, reference is made to the audited financial statements and the notes thereto included in the Company's 1997 Consolidated Financial Report in the S-4 Registration Statement filed on April 23, 1998.

              Below are notes to the unaudited financial statements where they are significantly different from those presented in the audited financial statements for the year ended December 31, 1997.


  NOTE 2.     SIGNIFICANT ACCOUNTING POLICIES

              The Company has made no significant changes in accounting policies since December 31, 1997. Refer to pages F-9 to F-10 of the 1997 Consolidated Financial Report.

              At March 31, 1998, $3,473,297 of corporate debt securities are considered cash equivalents.

  NOTE 3.     INVENTORIES

              At March 31, 1998, the following items made up the inventories on hand:

                         Raw materials        $        693,001
                         Finished goods              2,986,756
                                              ----------------
                                              $      3,679,757
                                              ================

  NOTE 4.     INVESTMENTS IN SECURITIES

              Investments consist of federal and California government obligations adjusted for amortization of premiums and accretions of discounts. The Company plans to hold these investments to maturity. The estimated fair value amounts have been determined by the Company using available market prices or dealer quotes.

              The amortized cost, unrealized gains and losses, and fair values of investment securities held to maturity at March 31, 1998 were:

                                                        Gross       Gross
                                         Amortized    Unrealized  Unrealized    Fair
                                            Cost        Gains       Losses      Value
                                         ----------   --------   ----------   ----------
              Due in one year or less    $3,003,893   $   --     $    2,643   $3,001,250
              Due after one year but
               less than five years       2,157,748     94,752         --      2,252,500
              Due after five years but
               less than ten years        1,006,107     40,143         --      1,046,250
                                         ----------   --------   ----------   ----------
                                         $6,167,748   $134,895   $    2,643   $6,300,000
                                         ==========   ========   ==========   ==========

                       POINT PLASTICS, INC. AND SUBSIDIARY

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


  NOTE 5.     LAND, BUILDINGS AND EQUIPMENT

              A summary of the Company's land, buildings and equipment at March 31, 1998 is as follows:

              Land, buildings and equipment                     19,414,919
                 Accumulated depreciation                       (8,201,100)
                                                               -----------
                                                               $11,213,819
                                                               ===========

              Depreciation expense for the three months ended March 31, 1998 and 1997 was $325,947 and $264,433, respectively.


  NOTE 6.     TRANSACTIONS WITH RELATED PARTIES

              Long-term debt:
              Interest in the amount of $101,721 was paid to a former stockholder during the three months ended March 31, 1998 and 1997, respectively. In addition, $101,721 in interest is due to the former stockholder and is included in accrued liabilities at March 31, 1998.

              Stock options:
              The Company granted 50,000 stock options on January 1, 1995, to an employee who is also a Board member. The stock options granted vest at 5,000 shares per year, for ten years, beginning on January 1, 1995 and allow this individual to purchase Company stock at $10 per share.

              The company applies APB Opinion 25, Accounting for Stock Issues to Employees, in accounting for its stock option plan which records compensation expense for the difference between the exercise price and the estimated fair value of its stock. Compensation cost charged to operations was $13,750 and $20,375 for the three months ended March 31, 1998 and 1997, respectively.


  NOTE 7.     EMPLOYEE STOCK OWNERSHIP PLAN

              Contributions under the Plan amounted to $252,336 and $147,000 for the three months ended March 31, 1998 and 1997.

              The balance on the ESOP note receivable at March 31, 1998 was $2,590,840. For financial statement purposes, stockholders' equity has been reduced by the balance of the note receivable from the Plan.


  NOTE 8.     SUBSEQUENT EVENTS

              Notification by Major Customer

              On May 4, 1998, the Company was notified by the customer referred to in Note 15 of its 1997 Consolidated Financial Statements that it would no longer be purchasing a substantial portion of its products from the Company. All sales to this customer were final and no material product returns are anticipated.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

           In the table below, we attempt to illustrate the financial results that might have occurred if the merger of Point Plastics into Plastics Acquisition Corp, a wholly owned subsidiary of the Registrant (the "Merger") had been completed previously. Presented is the Unaudited Pro Forma Combined Condensed Consolidated Statements of Income for the fiscal year ended June 30, 1997 and the nine months ended March 31, 1998 as if the Merger had been consummated at the beginning of the earliest period presented. Also presented is the Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet as of March 31, 1998 as if the Merger had been completed on March 31, 1998. These unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Registrant and Point Plastics and related notes and "Management's Discussion and Analysis of Results of Operations and Financial Condition" contained, with respect to the Registrant, in the Registrant's Annual Report on Form 10-K, as amended, for the year ended June 30, 1997 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and, with respect to Point Plastics, in the accompanying audited financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Proxy Statement/Prospectus included as part of the Registrant's Registration Statement on Form S-4 (File No. 333-50801) filed on July 7, 1998, for a more detailed explanation.

           It is important to remember that this information is hypothetical, and does not necessarily reflect the financial performance that would have actually resulted if the Merger had been completed on that date. It is also important to remember that this information does not necessarily reflect future financial performance if the Merger actually occurs.



          Pro Forma Combined Condensed Consolidated Statement of Income
                        For the Year Ended June 30, 1997
                                   (unaudited)

                      (in thousands, except per share data)



                                                                Point
                                                 Synetic       Plastics     Pro Forma         Pro Forma
                                                Historical    Historical   Adjustments         Combined

Net Sales......................................  $  52,885    $ 23,654           (463)  (1)   $ 76,076
                                                 ---------    --------     ----------        ---------

Cost of Sales..................................     29,035      12,529           (463)  (1)     41,101
Selling, General and Administrative Expenses...     20,841       3,441          2,085   (2)     26,367
Other (Income) Expense, Net....................     27,635         (98)         2,306   (3)     29,843
                                                 ---------   ---------     ----------        ---------
                                                    77,511      15,872          3,928           97,311
                                                 ---------   ---------     ----------        ---------

Income (Loss) Before Taxes.....................    (24,626)      7,782         (4,391)         (21,235)
Provision for Income Taxes.....................      2,834       3,080           (922)  (4)      4,992
                                                 ---------  ----------     ----------        ---------

Net Income (Loss)..............................  $ (27,460)   $  4,702     $   (3,469)       $ (26,227)
                                                 ---------    --------     ----------        ---------

Net Income (Loss) per Share-- Basic/Diluted....  $  (1.60)                                   $   (1.46)
                                                 ========                                    =========
Weighted Average Number of Common
     Shares Outstanding........................     17,133                        832   (5)     17,965
                                                 =========                 ==========        =========



Note: The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.



          Pro Forma Combined Condensed Consolidated Statement of Income
                    For the Nine Months Ended March 31, 1998
                                   (unaudited)

                      (in thousands, except per share data)


                                                                 Point
                                                   Synetic      Plastic     Pro Forma        Pro Forma
                                                 Historical    Historical  Adjustments       Combined

Net Sales.......................................    $46,710    $ 18,439         (586)  (1)   $ 64,563
                                                  ---------    --------     --------         --------

Cost of Sales...................................     24,986       9,476         (586)  (1)     33,876
Selling, General and Administrative Expenses....     20,735       2,991        1,564   (2)     25,290
Other (Income) Expense, Net.....................     (9,236)       (165)       1,730   (3)     (7,671)
                                                  ---------    --------     --------         --------
                                                     36,485      12,302        2,708           51,495
                                                  ---------    --------     --------         --------

Income (Loss) Before Taxes......................     10,225       6,137       (3,294)          13,068
Provision (Benefit) for Income Taxes............      4,064       2,312         (692)  (4)      5,684
                                                  ---------    --------     --------         --------

Net Income (Loss)...............................  $   6,161    $  3,825     $ (2,602)        $  7,384
                                                  =========    ========     ========         ========

Net Income (Loss) per Share --
      Basic.....................................  $     .35                                  $    .40
                                                  =========                                  ========
      Diluted...................................  $     .32                                  $    .36
                                                  =========                                  ========
Weighted Average Number of Common
      Shares Outstanding --
      Basic.....................................      17,652                     832   (5)     18,484
                                                  ==========                ========         ========
      Diluted...................................      19,558                     832   (5)     20,390
                                                  ==========                ========         ========



Note: The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.


             Pro Forma Combined Condensed Consolidated Balance Sheet
                              as of March 31, 1998
                                   (unaudited)

                                 (in thousands)


                                                                   Point
                                                    Synetic      Plastics    Pro Forma         Pro Forma
                                                  Historical    Historical  Adjustments        Combined

ASSETS
Current Assets:
      Cash and Cash Equivalents................   $ 82,921     $   5,912     (34,400)  (6)    $  54,433
      Marketable Securities....................      3,206         3,004                          6,210
      Accounts Receivable, Net.................     10,534         3,341                         13,875
      Inventories..............................      5,915         3,680                          9,595
      Other Current Assets.....................     11,263           926     _______             12,189
                                                 ---------     ---------                      ---------
      Total Current Assets.....................    113,839        16,863     (34,400)            96,302
Property and Equipment, Net....................     26,018        11,214                         37,232
Other Assets, Net..............................    247,320         3,555      67,263   (7)      318,138
                                                 ---------     ---------    --------          ---------

   Total Assets................................   $387,177     $  31,632      32,863          $ 451,672
                                                  ========     =========    ========          =========

LIABILITIES AND STOCKHOLDERS'
EQUITY:
Current Liabilities............................  $  20,231     $   2,435       2,500   (8)    $  31,868
                                                                               6,702   (9)

Long-Term Debt.................................    159,500         6,702      (6,702)  (9)      159,500
Deferred Taxes and Other Liabilities...........      5,692         1,258          --              6,950
                                                 ---------     ---------    --------          ---------
   Total Long-Term Liabilities.................    165,192         7,960      (6,702)           166,450
                                                 ---------     ---------    --------          ---------

Redeemable Common Equity                                          39,656     (39,656) (11)

Stockholders' Equity...........................    201,754       (18,419)     51,600  (10)      253,354
                                                 ---------     ---------                      ---------
                                                                              18,419  (11)
                                                                             -------

Total Liabilities and Stockholders' Equity.....   $387,177     $  31,632      32,863          $ 451,672
                                                  ========     =========    ========          =========


Note: The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

               Notes to Pro Forma Combined Condensed Consolidated
                              Financial Statements
                                   (unaudited)

           The Unaudited Pro Forma Combined Condensed Consolidated Statements of Income have been prepared to reflect the Merger as if the Merger occurred at the beginning of the period presented. The Merger has been accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired is being amortized over periods of up to 40 years.

           The following is a summary of the adjustments reflected in the Unaudited Pro Forma Combined Condensed Consolidated Statements of Income:

           1. Represents the eliminations of product sales from Synetic to Point Plastics. The elimination amounts represent the sales value charged by Synetic for products sold to Point Plastics. The profits in ending inventory attributable to inter-company sales has not been eliminated as such amounts are immaterial.

           2. Represents the amortization of the excess of the purchase price over the net assets of Point Plastics acquired.

           3. Represents the decrease in interest income to reflect (a) the payment of the cash portion of the purchase price and
               (b) the expenses associated with the Merger.

           4. Represents the tax effect of the adjustments to the Unaudited Pro Forma Combined Condensed Consolidated Statements of Income, excluding the amortization of goodwill, based on the combined federal and state effective tax rate for the periods presented.

           5. Represents the increase in the number of outstanding shares of Synetic Common Stock to reflect the payment of the stock portion of the purchase price.

           The Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet was prepared to reflect the Merger as of March 31, 1998.

           The following is a summary of the adjustments reflected in the Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet:

           6. Represents the decrease in Cash and Cash Equivalents to reflect the payment of the cash portion of the purchase price.

           7. Represents the preliminary estimate of the excess purchase price over the net assets acquired as follows:

Purchase price (including $2,500 of transaction expenses)         $ 88,500
Net book value of acquired assets                                   21,237
                                                                    ------
Excess of purchase price over net assets acquired                 $ 67,263
                                                                  ========

Allocated to:
   Intangible assets (including patents and non-compete)          $  2,750
   Goodwill                                                         64,513
                                                                    ------
                                                                  $ 67,263
                                                                  ========

     The final determination of the allocation of the Point Plastics purchase price is dependent on the receipt of a third party appraisal of Point Plastics. The company believes that the final allocation will not vary materially from the preliminary estimate.

     The identifiable assets are being amortized over their estimated useful lives. Goodwill is being amortized over periods of up to 40 years. The amortization period for goodwill is based upon the underlying manufacturing process utilized by Point Plastics, Point Plastics' long history of profitability and the stability of the industry in which Point Plastics operates.

     Subsequent to the acquisition, the Company will review the carrying values assigned to goodwill to determine whether later events or circumstances have occurred that indicate that the balance of goodwill may be impaired. The Company's principal consideration in determining the impairment of goodwill include the strategic benefit to the Company of the particular business as measured by undiscounted current and expected future operating income and expected undiscounted future cash flows.

8. Represents the amount of estimated costs for legal and accounting services and other expenses associated with the Merger.

9. Represents the reclassification of a long term note that upon consummation of the merger can be called for payment at the option of the holder.

10. Represents the issuance of Synetic common stock to reflect the payment of the stock portion of the purchase price.

11.  Represents the elimination of Point Plastics' historical equity.

                                  EXHIBIT INDEX


Exhibit
  No.          Description
  ---          -----------

   2.1 Agreement and Plan of Merger, dated as of March 6, 1998 among Synetic, Inc., Point Plastics, Inc., Plastics Acquisition Corp., the trustees of the Point Plastics, Inc. Employee Stock Ownership Plan and Trust and certain individual holders of capital stock of Point Plastics (incorporated by reference to Annex IA to the Joint Proxy Statement/Prospectus included as part of Amendment No. 3 to the Registrant's Registration Statement on Form S-4 (File No. 333-50801) filed on July 8, 1998).

   2.2 Amendment No. 1 to Agreement and Plan of Merger, dated as of May 22, 1998 among Synetic, Inc., Point Plastics, Inc., Plastics Acquisition Corp., the trustees of the Point Plastics, Inc. Employee Stock Ownership Plan and Trust and certain individual holders of capital stock of Point Plastics (incorporated by reference to Annex IB to the Joint Proxy Statement/Prospectus included as part of Amendment No. 3 to the Registrant's Registration Statement on Form S-4 (File No. 333-50801) filed on July 8, 1998).

   23.1        Consent of Linkenheimer LLP.

   99.1        Press Release, dated July 21, 1998.